EX-20

	INTERSTATE POWER COMPANY
	DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
	AUTHORIZATION FORM


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I hereby appoint Interstate Power Company as agent under the terms and conditions of the
Interstate Power Company Dividend Reinvestment and Stock Purchase
Plan as described in the
Prospectus received by me to (Please Check One Option Only):


     	FULL DIVIDEND REINVESTMENT - I wish to reinvest dividends on
ALL  registered
shares of Stock held in the account shown. ($            enclosed)

The dividends on all shares registered in your name and dividends on Common Stock shares credited to your account under the Plan will automatically be reinvested in additional shares of
Common Stock. With this option you may also make Optional Cash payments (see description below).


     	PARTIAL DIVIDEND REINVESTMENT - I wish to reinvest dividends on
        shares of stock. ($           enclosed)

If you are holding certificated shares, you may designate the number of certificated shares for which the quarterly Dividend will be paid to you by check or electronic deposit. The balance of the Dividend on your certificated shares will be reinvested. If your shares are held in book-entry form, you may designate the number of shares for which you would like to receive a Dividend by check or electronic deposit. The quarterly Dividend for the balance of your Plan shares will be reinvested. With this option you may also make Optional Cash payments (see description below).


     	OPTIONAL CASH PAYMENTS ONLY - I wish to make ONLY optional
cash
payments to the Plan. ($           enclosed)

You may make optional cash payments at any time; however, the Company only makes purchases once per month. Since no interest will be paid on amounts held by the Company for stock purchase, we suggest cash payments be mailed to reach our office no later than 10 days prior to the investment date, usually the 20th of the month, if a business day, or, if not, the next business day. The amount of each cash payment must be at least $25, and the total cash payment may not exceed $2,000 per month. Dividends on shares purchased will automatically be reinvested in additional shares of Common Stock.

	over

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     	SHARE SAFEKEEPING ONLY - I wish to receive cash dividends
for book-entry
shares.   ($              enclosed)

Dividends on common shares held in book-entry form are paid to you by check or electronic deposit. With this option you may also make Optional Cash payments (see other side for description).


     	CUSTOMER STOCK PURCHASE - I wish to enroll in the Dividend
Reinvestment
Plan. ($            enclosed)

You must be a residential or farm customer of Interstate Power
Company to enroll in this portion
of the plan. With this selection you can make Optional Cash payments (see description above).
Dividends on shares purchased will automatically be reinvested in additional shares of Common
Stock.

If you are enrolling as a Customer, you must provide us with the account number from your
Interstate Power Company utility bill and your social security number as well as an initial payment of at least $50.00.

IPC ACCT #                        Social Security #



Stockholder Signature                            Date


Stockholder Signature                            Date


Stockholder Signature                            Date

NOTE:  ALL PERSONS WHOSE NAMES APPEAR ABOVE MUST SIGN THIS FORM.

RETURN THE SIGNED AUTHORIZATION FORM IN THE ENVELOPE PROVIDED TO:

	STOCKHOLDER SERVICES DEPARTMENT
	INTERSTATE POWER COMPANY
	1000 MAIN ST
	PO BOX 769
	DUBUQUE  IA  52004-0769
	(319) 557-2230

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